Exhibit 10.2
PROMISSORY NOTE
(ADVANCING LINE OF CREDIT)

$5,000,000.00	Oklahoma City, Oklahoma	November 23, 2009
     FOR VALUE RECEIVED, HILAND HOLDINGS GP, LP, a Delaware limited partnership (the “Borrower”), hereby unconditionally promises to pay to the order of the Bank at the offices of the Bank, 3333 N.W. Expressway, Oklahoma City, Oklahoma, or at P.O. Box 25676, Oklahoma City, Oklahoma 73125-0676, the maximum principal sum of Five Million and No/100 Dollars ($5,000,000.00), or so much thereof as may be advanced to or for the benefit of the Borrower, in lawful money of the United States of America, together with interest from the date hereof until paid at the rate set forth below, on or before April 2, 2010 (the “Maturity Date”). The Borrower may borrow up to the maximum principal amount only one time and repaying a part of the principal will not entitle the Borrower to reborrow.
     This Note shall be paid as follows:
     A. Interest Payments: Beginning on December 23, 2009, and on the same day of each month thereafter through March 23, 2010, Borrower shall pay any and all accrued and unpaid interest on the outstanding principal balance.
     B. Final Payment: A final payment of the then remaining unpaid principal, all accrued and unpaid interest, and any other charges then remaining due on this Note shall be due and payable on the Maturity Date. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT THIS NOTE WILL REQUIRE A BALLOON PAYMENT ON THE MATURITY DATE UNLESS EXTENDED BY THE BANK IN ITS SOLE DISCRETION. NOTWITHSTANDING THE MATURITY DATE, THIS NOTE SHALL BE DUE AND PAYABLE NO LATER THAN THE DATE OF ANY MERGER OF HILAND PARTNERS, LP, THE EFFECT OF WHICH IS THAT THE UNITS IN HILAND PARTNERS, LP BECOME PRIVATELY HELD AND ARE NO LONGER PUBLICLY TRADED.
Unless otherwise agreed or required by applicable law, payments will be applied first to charges that are neither interest nor principal. The balance of each payment will then reduce accrued unpaid interest and then unpaid principal.
     The outstanding unpaid principal balance of this Note shall bear interest (the “Interest Rate”) at the greater of a variable rate per annum equal to the Index Rate, as defined below, or at the Floor Rate, as defined below. Interest shall be computed at a per diem charge based on a Three Hundred Sixty (360) day year, but counting the actual number of days elapsed on each such amount from the date of notification that the same was expended, advanced, or incurred by the Bank until the date that it is repaid to the Bank. The unpaid principal amount from time to time outstanding under this Note shall bear interest at the prime rate published in Bonds, Rates & Yields of The Wall Street Journal on each date of change plus one percent (1%) (the “Index Rate”). If the Index Rate becomes otherwise unavailable during the term of this Note, the Bank may designate a substitute index. The Index Rate is not necessarily the lowest rate charged by the Bank on its loans. Each change in the Index Rate shall become effective without notice to the Borrower (which notice is hereby waived) on the date of change. If a payment is ten (10) or more days late, the Borrower will be charged 5.0% of the regularly scheduled payment or $25.00, whichever is greater. Notwithstanding anything to the contrary contained herein, under no circumstances, regardless of the Index Rate, shall the Interest Rate be less than 5.00% per annum (the “Floor Rate”).
     Notwithstanding the Interest Rate as stated herein, Borrower agrees that, in the event this Note is not paid in full on or before the Maturity Date, this Note and the indebtedness represented thereby shall accrue interest at a post-maturity interest rate (the “Post-Maturity Rate”) equal to the then applicable index rate plus seven percent (7%) per annum beginning thirty (30) days following the Maturity Date and continuing until this Note has been paid in full; provided, however, that in no event shall the Post-Maturity Rate be less than the Interest Rate nor more than the maximum rate of interest allowed by law.

     Notwithstanding anything contained in this Note to the contrary, the holder hereof shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on this Note, any amount in excess of the amount permitted and calculated as the highest lawful rate permitted by applicable law (the “Highest Lawful Rate”), and, in the event the holder hereof ever receives, collects or applies as interest any amount in excess of the amount permitted and calculated as the Highest Lawful Rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Highest Lawful Rate, Borrower and the holder hereof shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) spread the total amount of interest throughout the entire contemplated term of this Note.
     Borrower shall have the right on any installment payment date to make additional payments to be credited to principal, without premium or penalty, for all or any part of the loan balance outstanding on this Note; provided however, that no such prepayment shall, until all amounts hereunder are fully paid and satisfied, excuse the payment as it becomes due of any payment provided for herein. All prepayments made pursuant to this paragraph shall be applied first to charges that are neither interest nor principal, then to accrued and unpaid interest and finally to the principal balance.
     This Note has been executed pursuant to the terms of that certain Loan Agreement of even date herewith (the “Loan Agreement”) and shall be subject to the terms and conditions of the Loan Agreement, which terms and conditions are incorporated herein by reference. The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the events, terms and conditions therein specified, voluntary and mandatory prepayments, and the rights and limitation of rights of the Borrower and the Bank. The Note may be prepaid in accordance with the terms and provisions of the Loan Agreement. Upon the occurrence of an Event of Default, and expiration of applicable cure periods, as set forth in the Loan Agreement and used in the Loan Documents, the holder hereof (i) may declare the principal balance hereof and all accrued interest thereon to be immediately due and payable without notice, demand, or presentment, all of which are hereby waived, and (ii) shall have all rights and remedies of the Bank under the Loan Agreement and the Loan Documents.
     This Note is secured by the Pledged Collateral described in the Loan Agreement and the security instruments described in the Loan Agreement (the “Security Instruments”) which have been executed by Borrower and delivered to the Bank. Reference is hereby made to the Security Instruments for a description of the property, assets and interests thereby mortgaged, conveyed, pledged and/or assigned, as the case may be, the nature and extent of the security thereunder and the security interest or mortgage liens created thereby, and the rights of the Bank (or the holder of this Note) and Borrower in respect thereof.
     Borrower agrees that liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consents to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.
     No waiver by the Bank of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise shall be considered a waiver of any other subsequent right or remedy of the Bank, no delay or omission in the exercise or enforcement by the Bank of any rights or remedies shall ever be construed as a waiver of any right or remedy of the Bank; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of the Bank.
     Notwithstanding anything contained in this Note to the contrary, the holder hereof shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on this Note, any amount in excess of the amount permitted and calculated as the Highest Lawful Rate, and, in the event the holder hereof ever receives, collects or applies as interest any amount in excess of the amount permitted and calculated as the Highest Lawful Rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Highest Lawful Rate, Borrower and the holder hereof shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of this Note.
     If any payment of principal or interest on this Note shall become due on a day other than a Business Day (as such term is defined in the Loan Agreement) such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.
     Borrower, for itself and its successors and assigns, agrees to waive presentment, notice (including notice of acceleration and notice of dishonor, nonpayment and protest), demand, diligence, notice of the maturity of the indebtedness evidenced hereby, and waives and renounces all rights to the benefits of any statute of limitations and any moratorium, appraisement, exemption and homestead now provided or which may hereafter be provided by any federal or state statute, including, but not limited to, exemptions provided by or allowed under the Bankruptcy Reform Act of 1978, as amended, as to itself and as to all of its property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, increases, substitutions, renewals and modifications hereof and consents to substitutions, releases and failure to perfect as to collateral.
     Borrower by signing below acknowledges (a) receiving a completed copy of this Note and related documents, which contain the complete and entire agreement between the Bank and any party liable for payment under this Note; (b) no variation, condition, modification, change, amendment, extension or renewal (collectively referred to as a “Revision”) of this Note or related documents shall be binding unless in writing and signed by the Bank and Borrower; and (c) no legal relationship is created by the execution of this Note and related documents except that of debtor and creditor or as stated in writing.
     This Note is for a business purpose and is not for personal, residential, or agricultural use.
     Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Oklahoma shall govern the validity, construction, enforcement and interpretation of this Note. This Note has been made, executed and delivered in the State of Oklahoma. In the event of a suit for payment of any sums of money payable on this Note or any dispute involving this Note or any other instruments executed in connection herewith, the undersigned irrevocably agrees that venue for such dispute may lie in any court of competent jurisdiction in Oklahoma County, Oklahoma.
     If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings at law or in equity or in bankruptcy, receivership or other court proceedings, the Borrower promises to pay all costs and expenses of collection including, but not limited to, court costs and reasonable attorney fees of the holder hereof, plus all reasonable attorney fees and expenses of the holder hereof in any bankruptcy case(s) of the Borrower or affecting the Collateral, including, but not limited to, efforts to modify or vacate the automatic stay or injunction.
     The records of the holder of this Note shall be prima facie evidence of the amount owing on this Note. This Note may be assigned by holder without the consent of Borrower.

     NO DAMAGES. THE BANK SHALL NOT BE LIABLE TO THE BORROWER (WHETHER IN CONTRACT, TORT, OR OTHERWISE) FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE, OR EXEMPLARY DAMAGES, HOWEVER ARISING, FOR ANY OTHER ACTION TAKEN OR OMITTED WITH RESPECT TO THIS NOTE OR THE LOAN DOCUMENTS OR ARISING FROM ANY OTHER LOANS BETWEEN THE BORROWER AND THE BANK.
     WAIVER OF RIGHTS TO JURY TRIAL. BORROWER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF THIS NOTE, ANY LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK ENTERING INTO THIS LOAN.
     The representations, warranties, and covenants of the parties hereto shall survive Closing and the delivery of the documents referred to herein and shall remain in force and effect so long as any Obligation is outstanding.

BORROWER:	Hiland Holdings GP, LP a Delaware limited partnership

By:	Hiland Partners GP Holdings, LLC,
a Delaware limited liability company
its general partner

By:	/s/ Matthew S. Harrison
Matthew S. Harrison
Vice President-Finance, Chief Financial Officer and Secretary

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